UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

Hologic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-(6)(i)(1) and 0-11

On November 10, 2025, Hologic, Inc. shared the following internal FAQ with its employees.

1.	Will this transaction impact employee benefits? Can I continue to take my scheduled PTO?

•	Until closing, we will continue to operate benefit programs on their existing terms, subject to ordinary course changes and adjustments.

•

Blackstone and TPG have committed under the merger agreement to maintain, for at least one year following closing, pre-closing levels of base salary and annual target cash bonus opportunities, no less favorable severance payments and benefits, and certain employee and fringe benefits that are substantially comparable in the aggregate to those provided before closing.

•	Yes, you can take your scheduled PTO.

2.	What will this mean for employees eligible for a bonus in November?

•	The transaction will not have any effect on bonuses (STIP) scheduled to be paid in November.

•	These bonuses will continue to be paid in the ordinary course based on Company and individual performance, and according to our usual processes.

3.	What happens to my currently outstanding Hologic equity awards (RSUs and options) that haven’t vested?

•

Awards granted before the Oct. 21 signing of the merger agreement will be cashed out at closing, even if they have not yet vested. Employee holders will receive both the $76 up-front price and the Contingent Value Right (CVR), less taxes and the applicable exercise price (for options). The CVR provides the right to receive up to an additional $3 per share if Hologic achieves certain revenue milestones, as described in our press release.

•

Options with an exercise price equal to or in excess of $76 per share (but less than $79 per share) will not receive the $76 up-front price. Holders of these options will only receive one CVR per share (that will take into account the applicable exercise price).

•	Options with an exercise price equal to or in excess of $79 will be canceled for no consideration.

•

All awards granted after the Oct. 21 signing of the merger agreement will be in the form of RSUs. At closing, these will be converted into unvested cash awards, with the right to receive both the $76 up front price and cash equal to the payments payable to one CVR, less taxes. These unvested cash awards will continue to vest one-third of their value annually as set forth in the RSU award agreement, subject to continued employment through each vesting date. They will accelerate upon termination of the holder’s employment without cause, or due to death or disability, or upon the holder’s resignation of employment for good reason, in each case, upon or following the closing. The CVR equivalent cash payment will be made following the later of the date the corresponding CVR is paid, or the date the corresponding unvested cash award vests, so long as the corresponding unvested cash award is not forfeited.

4.	What happens to the Employee Stock Purchase Plan (ESPP)?

•	The current offering period under the ESPP will continue under the same terms.

•

Shares to be purchased at the end of the current offering period will be purchased at a discount in accordance with the current ESPP terms. Once purchased, the shares will be treated the same way as other common shares at the closing of the transaction. In other words, they will receive both the $76 up-front price in cash and the CVR, less taxes.

•	At this time, there can be no new ESPP enrollment or increases to contribution percentages.

•	There will not be another ESPP offering period after the current one.

5.	I still have a lot of questions about how this transaction affects me. Will there be further communications that will keep us apprised of the situation?

•	It’s understandable to have questions. Keep an eye on MyHologic, or ask your manager or HR business partner.

Required Legal Disclosures

Cautionary Statement Regarding Forward-Looking Statements

These Qs and As include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “likely,” “future,” “strategy,” “potential,” “seeks,” “goal” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the merger. These forward-looking statements are based upon assumptions made by Hologic as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

These forward-looking statements are subject to a number of risks and uncertainties that could adversely affect Hologic’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, including without limitation, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that Hologic stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Hologic’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Hologic to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and the risk that the holders of the CVRs will receive less-than-anticipated payments with respect to the CVRs after the closing of the proposed transaction. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Hologic Annual Report on Form 10-K for the fiscal year ended September 28, 2024 filed with the Securities and Exchange Commission (the “SEC”) on November 27, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Hologic from time to time with the SEC. These filings, when available, are available on the investor relations section of the Hologic website at https://investors.hologic.com or on the SEC’s website at

https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hologic presently does not know of or that Hologic currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based, except as required by law.

Additional Information and Where to Find It

In connection with the proposed acquisition of Hologic by affiliates of Blackstone Inc. and TPG Capital, Hologic will file with the SEC a Proxy Statement of Hologic (the “Proxy Statement”). Hologic plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. HOLOGIC URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HOLOGIC, BLACKSTONE INC., TPG CAPITAL, THE PROPOSED TRANSACTION AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by Hologic with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by Hologic with the SEC by accessing the investor relations section of Hologic’s website at https://investors.hologic.com or by contacting Hologic investor relations at investors@hologic.com or calling 858-410-8904.

Participants in the Solicitation

Hologic and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Hologic stockholders in connection with the proposed transaction.

Information regarding the directors and executive officers of Hologic, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (i) in Hologic’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal No. 1 - Election of Directors,” “Executive Officers,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Securities Ownership by Directors and Executive Officers” and “Certain Relationships and Related-Party Transactions,” which was filed with the SEC on January 16, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/859737/000114036125001287/ny20038205x1_def14a.htm, and (ii) to the extent holdings of Hologic’s securities by its directors or executive officers have changed since the amounts set forth in Hologic’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results https://www.sec.gov/edgar/browse/?CIK=0000859737&owner=only.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.